Exhibit 99.1

Keyuan Petrochemicals Appoints New Independent
Director and Chairman of the Audit Committee of the Board of Directors

Ningbo, China – September [], 2012 – Keyuan Petrochemicals Inc. (OTCQB: KEYP), (“Keyuan” or “the Company”), an independent manufacturer and supplier of various petrochemical products in China, today announced that Mr. Yuxin (James) Xiang  has been appointed to the board of directors of Keyuan as an independent director and Chairman of the Audit Committee.

Mr.Xiang has rich experience in Accounting and Finance and is fluent in both English and Chinese. Currently, Mr. Xiang works as the President of CNX Consulting Inc. which provides financial reporting, asset management and capital transactions services to North American companies, as well as a BOD director and Audit Committee member of five listed companies on the TSX and TSXV. Prior to joining CNX Consulting, Mr.Xiang served as the Chief Financial Officer of IND DairyTech Limited and GobiMin Inc, both listed on the TSXV. Mr. Xiang also worked in corporate finance management to a few TSX listed companies, including COM DEV International Ltd., ATS Automation Tooling Systems Inc. and CFM Corporation.

Mr. Xiang holds a Bachelor of Arts from Huazhong University of Science & Technology in China and a Masters of Business Administration from York University. Mr. Xiang is a Certified Management Accountant (Ontario) and a Certified Public Accountant (Delaware).

“We welcome Mr. Xiang to our board and are excited for his contributions and experience in assisting Keyuan to achieve the highest level of corporate governance.  His experience with working with public companies and knowledge of the public market place is a welcomed addition,” said Mr. Chunfeng Tao Chairman and Chief Executive Officer of Keyuan Petrochemicals Inc.

About Keyuan Petrochemicals, Inc.

Keyuan Petrochemicals, Inc., established in 2007 and operating through its wholly-owned subsidiary, Keyuan Plastics, Co. Ltd., is located in Ningbo, China and is a leading independent manufacturer and supplier of various petrochemical products. Having commenced production in October 2010, Keyuan's operations include an annual petrochemical manufacturing design capacity of 720,000 MT for a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields. In order to meet increasing market demand, Keyuan plans to expand its manufacturing capacity to include a SBS production facility which was completed in September 2011. One SBS production line began commercial production in December 2011 and the second line began commercial production in August, 2012.  The Company plans to add additional storage capacity, a raw material pre-treatment facility, an asphalt production facility, and an ABS production facility.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of Keyuan Petrochemicals, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the impact of the proceeds from the private placement on the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf months are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Angel Gu

Keyuan Petrochemicals, Inc

Phone: +0086-1-381-986-4827

Email: angelgu@keyuanpetrochemicals.com

Web: www.keyuanpetrochemicals.com